UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2019

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CECO	Nasdaq Global Select Market

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2019, Career Education Corporation (“CEC”) and certain operating subsidiaries (together the “CEC Parties”) executed a settlement agreement (the “Agreement”) with the Federal Trade Commission (“FTC”) to resolve a previously disclosed inquiry commenced by the FTC on August 20, 2015. While not admitting any wrongdoing, CEC chose to settle the FTC inquiry after almost four years of legal expenses and cooperating with the FTC’s investigation. CEC is pleased this matter is reaching resolution, particularly as its universities focus on their strategic priorities that directly support quality academic outcomes and their students’ success. Student services and access to federal student loans are not impacted by the Agreement, nor does the Agreement involve the academic quality of the educational programs at CEC’s universities.

The Agreement provides that the CEC Parties will pay $30 million in monetary relief, including for the purpose of restitution, to be distributed at the sole discretion of the FTC. CEC expects to record a related pre-tax settlement charge of $30 million in the second quarter of 2019 arising from the monetary terms of the settlement. Under the terms of the Agreement, the CEC Parties have agreed to continued compliance with the Federal Trade Commission Act and the Telemarketing and Consumer Fraud and Abuse Prevention Act, including compliance with the national do not call registry. The CEC Parties agreed to enhance their current operational and compliance processes with respect to prospective student leads purchased from lead aggregators and will implement other agreed-upon compliance measures. Specifically, the Agreement requires the operation of a system to monitor lead aggregators and generators involving a compliance review by, or on behalf of, the CEC Parties of the various sources a prospective student interacts with prior to the CEC Parties’ purchase and use of the prospective student lead. In addition, the Agreement contains requirements regarding employee and lead aggregator acknowledgements of the Agreement, compliance certifications and record creation and maintenance.

The Agreement which is in the form of a Stipulation as to Entry of an Order for Permanent Injunction and Monetary Judgment is subject to approval by the Commissioners of the FTC and upon approval by them will be submitted to, and will become effective upon its entry as an Order in, the United States District Court of the Northern District of Illinois. CEC anticipates the Order will be entered within the next 60 days. The principal provisions of the Agreement will remain in effect for twenty years.

The Company does not expect the Agreement to negatively impact its previously provided 2019 adjusted operating income outlook. As a reminder, the Company will report second quarter 2019 financial results after the market closes on Wednesday, August 7, 2019 and will host a live conference call and webcast to discuss second quarter financial results and 2019 outlook later that evening at 5:30 p.m. Eastern time.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including statements about the expected approval and effects of the Agreement. These forward-looking statements and the ultimate effect of the Agreement are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the FTC Commissioners’ failure to approve the Agreement and the extent to which our enhanced compliance undertakings impact student enrollments and operational costs. Except to the extent required by law, the Company disclaims any obligations to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:
/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Dated: August 1, 2019